                                Exhibit 99.1

                         TECHNOLOGY RESEARCH CORPORATION REPORTS THIRD QUARTER FINANCIAL
                             RESULTS REFLECTING STRONG REVENUE AND EARNINGS GROWTH

CLEARWATER, FLORIDA, January 30, 2006 -- Technology Research Corporation (“TRC”), (NASDAQ-TRCI),
today announced revenues and earnings for its third fiscal quarter ended December 31, 2005.

Revenues were $11.4 million compared with $9.7 million reported in the same quarter last year, an increase of 17%.
Net income for the third fiscal quarter ended December 31, 2005 was $.8 million compared with net income of
$.2 million for the fiscal quarter ended December 31, 2004. Diluted net income is $.14 per share for the current quarter compared with diluted net income of $.03 per share for the same quarter last year.

Robert S. Wiggins, Chairman, President & CEO said, “I am very pleased with the Company’s financial performance during our third fiscal quarter of 2006. Our revenue and net income are both third quarter records and significantly ahead of our third quarter results for the prior year. The Company’s income before tax is an all time quarterly record.
Our balance sheet has also improved significantly. Total debt declined by $1.6 million from the end of the prior quarter and $2.4 million from the beginning of this 2006 fiscal year.” Wiggins continued, “Although we still have several remaining challenges with our RAC business, we have resolved many of the operational issues we faced last year and earlier in this fiscal year. To further help penetrate the room air conditioner market, during the quarter we announced that we had entered into a strategic alliance with Defond Manufacturing Ltd., of Hong Kong and its North American
affiliate DNA Group, Inc. This relationship strengthens our sales presence with the Chinese manufacturers of RAC equipment while providing cost effective, quality products to our customers.” Wiggins added, “In our fiscal fourth quarter we expect to continue the momentum gained during the third quarter with further improvement in both revenue and earnings per share.”

The third quarter dividend of $.015 per share was paid on January 20, 2006 to shareholders of record on
December 30, 2005.

                        OTHER QUARTERLY HIGHLIGHTS

In November and December TRC announced significant new orders with Karcher, a major sprayer/washer manufacturer totaling $3.3 million.  We expect to ship approximately $1.3 million of these new orders during the remainder of this fiscal year (which ends March 31, 2006), and the remaining $2 million will ship during the next fiscal year.

TRC also announced $2.3 million in new orders, primarily for spare parts, for the U.S. military.  Delivery of these new orders is expected during the fiscal fourth quarter.

                                ************

TRC is an internationally recognized leader in electrical safety products that prevent electrocution and electrical fires and protect against serious injury from electrical shock.  Based on its core technology in ground fault sensing, products are designed to meet the needs of the consumer, commercial and industrial markets worldwide.  The Company also supplies power monitors and control equipment to the United States Military and its prime contractors.  Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:  Some of the statements in this report constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act
of 1934.

These statements are related to future events, other future financial performance or business strategies, and may be identified by terminology such as "may," "will," "should," "expects," "scheduled," "plans," "intends," "anticipates," "believes," "estimates,"
"potential," or "continue," or the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events as well as results may differ materially.  In evaluating these statements, you should specifically consider the factors described throughout this report.  We cannot be assured that future results, levels of activity, performance or goals will be achieved.

                                          TECHNOLOGY RESEARCH CORPORATION AND SUBSIDIARY
                                        CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                                     (unaudited)

                               Three-months ended         _____Nine-months ended____________
                            December 31     December 31    December 31     December 31
                      2005            2004        2005            2004
Operating revenues:
  Commercial                                                  $ 7,858,376               6,822,319          21,324,243              14,830,849
  Military                                                            3,495,926               2,879,845            9,268,494                9,014,404
  Royalties                                                                        -                      2,631                          -                      60,013
                                                                       11,354,302               9,704,795          30,592,737              23,905,266
Operating expenses:
  Cost of sales                                                    8,501,716               7,652,981          23,668,111              17,088,245
  Selling, general, and administrative                    1,351,116               1,322,936            4,243,190                3,653,948
  Research, development and engineering               418,827                  565,433            1,444,250               1,533,327
                                                                       10,271,659               9,541,350           29,355,551             22,275,520
    Operating income                                           1,082,643                  163,445            1,237,186               1,629,746
Interest and sundry income (expense)                     (49,933)                     5,853              (144,361)                   19,723
    Income before income taxes                           1,032,710                  169,298            1,092,825                1,649,469
Income tax expense                                              206,542                      6,385                218,565                  494,841
    Net income                                               $      826,168                  162,913               874,260                1,154,628
                             ========       ========           ========              ========

Net income per common share:
  Basic                                                          $              .14                          .03                       .15                          ..20
  Diluted                                                       $               ..14                          .03                       .15                          .19

Weighted average number of common
  shares outstanding:
  Basic                                                                5,783,500              5,756,292            5,778,325               5,752,015
  Diluted                                                              5,811,161              5,913,005            5,828,818               5,955,391

Dividends paid                                              $             ..015                       ..015                     ..045                        ..045

            TECHNOLOGY RESEARCH CORPORATION AND SUBSIDIARY
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (unaudited)
                                                   *
                                December 31         March 31
        ASSETS                     2005               2005

Current assets:
    Cash and cash equivalents                            $   1,216,631              815,411
    Short-term investments                       498,127              487,072
    Accounts receivable, net                  9,013,913         13,114,548
    Inventories                        11,131,614         11,460,302
    Prepaid expenses and other current assets            318,235                    514,922
    Deferred income taxes                       461,161              488,413
        Total current assets             22,639,681         26,880,668

Property, plant and equipment                 14,153,295         13,560,106
    Less accumulated depreciation              9,019,506           8,089,950
        Net property, plant and equipment          5,133,789           5,470,156

Other assets                                64,658                96,004
                                   $ 27,838,128         32,446,828
                                ========         ========

        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Short-term debt                   $ 1,000,200              3,000,000
    Trade accounts payable                5,488,280              7,970,920
    Accrued expenses                     906,035           1,327,944
    Dividends payable                     100,461                 100,175
    Income taxes payable                      115,312                 112,239
        Total current liabilities               7,610,088            12,511,278
Long-term debt                          2,000,000              2,350,000
Deferred income taxes                         337,956                 378,143
            Total liabilities                 9,948,044            15,239,421
Stockholders' equity:
    Common stock                       2,961,889              2,955,641
    Additional paid-in capital                                8,545,458               8,483,237
    Retained earnings                   6,422,882               5,808,674
    Treasury stock, 21,500 shares at cost       (40,145)                  (40,145)
            Total stockholders' equity         17,890,084             17,207,407
                                 $ 27,838,128             32,446,828
                                    ========                         ========

* The condensed consolidated balance sheet is derived from the Companys audited balance sheet as of that date.

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